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                                                                      Exh. 10.2

                                                    AS AMENDED SEPTEMBER 1, 1996


                     DEFERRED COMPENSATION PLAN FOR RJR DIRECTORS

                                      ARTICLE I


    1.1 NAME AND PURPOSE. The name of this plan is the "Deferred Compensation Plan for RJR Directors" (the "Plan"). Its purpose is to provide non-employee Directors of the Company with increased flexibility in timing the receipt of board service fees and to assist the Company in attracting and retaining qualified individuals to serve as Directors.

    1.2 DEFINITIONS. Whenever used in the Plan, the following terms shall have the meaning set forth below:

    (a)  "Closing Price" means the closing price of the Company's
         Common Stock as reported in THE WALL STREET JOURNAL.

    (b) "Common Stock" means the Common Stock, par value $.01 per share, of RJR Nabisco Holdings Corp.

    (c)  "Company" means RJR Nabisco Holdings Corp. and each
         Participating Company.

    (d) "Compensation" means all remuneration paid to a Director for service as a Director other than reimbursement for expenses and shall include, but not be limited to, Board of Directors retainer fees, Board of Directors committee chairmanship and/or committee attendance fees, and any fees for attendance at Board of Directors meetings.

    (e) "Director" means any individual serving on the Board of Directors of the Company who is not an employee of the Company or any of its subsidiaries.

    (f) "Participant" means a Director who has filed an election to participate under Section 3.1(a) with regard to any Plan
         Year or who otherwise participates under Section 3.1(b).

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    (g)  "Participating Company" means any corporation which is a direct or indirect subsidiary of RJR Nabisco Holdings Corp. which has, by action of its board of directors, adopted the Plan and consented to being a Participating Company in the Plan.

    (h) "Plan Administrator" means a Committee consisting of the senior executive in charge of personnel at the Company and not less than two other employees of the Company designated by Chief Executive Officer of the Company.

    (i) "Plan Year" means the calendar year except the first Plan year is the period October 1, 1989 through December 31, 1989.

    (j) "Retirement Plan Benefit" means a Director's accrued benefit under the Retirement Plan for Directors of RJR Nabisco, Inc. on May 31, 1996, as determined by the Plan Administrator.

    (k) "Retirement Plan Lump-Sum Amount" means the lump-sum present value of a Director's Retirement Plan Benefit, as determined by the Plan Administrator.


                                      ARTICLE II

    2.1 PARTICIPATION IN THE PLAN. Any individual who is a Director as defined in Section 1.2(e) may participate in the Plan.


                                     ARTICLE III


    3.1 ELECTION TO PARTICIPATE. (a) Each Director may elect annually to have payment of all or any increment of 25% of his or her Compensation for that Plan Year deferred. An election to defer may also provide that the Compensation deferred will be paid in January of a specified year in the future; provided however, that if the Participant ceases to be a Director prior to such specified year, the Participant's account will be paid as soon as practicable following the end of the Plan Year during which the Participant ceased to be a Director. No election to defer under this Plan may be made after December 31 of the year preceding the Plan Year during which Compensation would otherwise be paid or, if later, within thirty days after the date a Director becomes a Director. An election to defer any


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Compensation shall be in writing and shall be delivered to the Plan
Administrator. An election to defer shall be irrevocable by the Director and shall be effective only for the Plan Year immediately following the date on which it was filed. In the absence of a written election to defer filed by a Director with the Plan Administrator, any Compensation will be paid directly to the Director.

    (b) Notwithstanding anything to the contrary in this Article III, as of May 31, 1996, each Director's Retirement Benefit shall be frozen. The Director may elect prior to August 15, 1996, to either (i) defer the Retirement Plan Lump-Sum Amount by means of a cash credit or a stock credit (in accordance with Section 3.2) to be distributed in accordance with Section 3.3 following the Participant's termination of service as a Director or (ii) defer the Retirement Plan Lump-Sum Amount by means of a cash credit to be distributed in a single lump sum payment in January 1997. The Lump-Sum Amount will be converted to share units, if elected, by using the average of the closing price of Common Stock on each business day in May 1996. In the absence of a written election filed by a Director with the Plan Administrator prior to August 15, 1996, the Director's Retirement Plan Lump-Sum Amount shall be deferred by means of a cash credit in accordance with clause (i) above.

    3.2 MODE OF DEFERRAL. Payment of a Participant's Compensation may be deferred in 25% increments by means of a cash credit, a stock credit or a combination of the two as the Participant shall elect in writing at the same time as the election provided for in Section 3.1. If a Participant fails to make an election as to mode of deferral, he or she shall be deemed to have elected deferral by means of a cash credit. Cash credits and stock credits shall be recorded in accounts established in Participants' names on the books of the Company.

    (a) CASH CREDITS. If the deferral is wholly or partly by means of a cash credit, the Participant's cash credit account shall be credited, as of the last day of the calendar quarter, with the dollar amount of Compensation deferred during the quarter by means of a cash credit. As of the last day of each calendar quarter, the Participant's cash credit account shall also be credited with interest equivalent in an amount determined by applying to the balance in the account as of the first day of the quarter (less any distributions during the quarter) an interest rate for such quarter which, when annualized, shall be the prime rate of Citibank, N.A. as of the first business day of the quarter. Interest shall be calculated on the actual number of days in the quarter based upon a 360-day year.

    (b) STOCK CREDITS. If the deferral is wholly or partly by means of a stock credit, the Participant's stock credit account shall be credited, as of the last day of the calendar quarter, with a Common Stock equivalent equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the average of the Closing Price of Common Stock on each business


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day during the last month of the calendar quarter with the amount of the
Compensation deferred during the quarter by means of a stock credit. As of the date any dividend is paid to shareholders of Common Stock, the Participant's stock credit account shall also be credited with an additional Common Stock equivalent equal to the number of shares of Common Stock (including fractions of a share) that could have been purchased at the Closing Price of Common Stock on such date with the dividend paid on the number of shares of Common Stock to which the Participant's stock credit account is then equivalent. In case of dividends paid in property, the dividend shall be deemed to be the fair market value of the property at the time of distribution of the dividend, as determined by the Plan Administrator.

    (c) A Participant may elect in writing that all or any designated portion of his stock credit account or his cash credit account be changed to, and such Participant shall instead be credited with, the other type of account as of the first day of the month following the month in which the election is received by the Plan Administrator. For this purpose, the value of a participant's stock credit account will be determined using the average of the Closing Price of Common Stock on each business day during the month preceding the effective date of the election. Notwithstanding the foregoing, any election to transfer between accounts may be made no more frequently than once in any six-month period and no such election may be made unless the transfer would be an exempt transaction for purposes of Section 16(b) of the Securities Exchange Act of 1934.

    3.3 DISTRIBUTION OF CREDITS. (a) Unless a Participant has elected to receive installment payments as provided below, payment of a Participant's accounts shall be made in one lump-sum as soon as practicable following the end of the Plan Year in which the Participant ceases to be a Director.

    At the election of the Participant made in writing and delivered to the Plan Administrator at any time on or before December 1 of the year of termination of the Participant's service as a Director, distribution of all of his or her account, commencing as soon as practicable following the end of the Plan Year in which the Participant ceases to be a Director, shall be made in any number of annual installments not exceeding ten. Any such election, unless made irrevocable by its terms, may be changed by written notice to the Plan Administrator at any time prior to December 1 of the Plan Year of a Participant's termination of service as a Director. If a Participant has elected payment in a specified year under Section 3.1, distribution of his or her account will only be made in a single sum payment.

    (b) Distribution of a Participant's cash credit and stock credit accounts shall be made in cash. For this purpose, the value of a Participant's stock credit account shall be determined by multiplying the number of shares of Common Stock attributable to the payment by the average of the Closing Price of Common

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Stock on each business day in the month of December immediately prior to the
Plan Year in which the payment is to be paid.


    3.4 ADJUSTMENT. If at any time the number of outstanding shares of Common Stock shall be increased as the result of any stock dividend, subdivision or reclassification of shares, the number of shares of Common Stock to which each Participant's stock credit account is equivalent shall be increased in the same proportion as the outstanding number of shares of Common Stock is increased, or if the number of outstanding shares of Common Stock shall at any time be decreased as the result of any combination or reclassification of shares, the number of shares of Common Stock to which each Participant's stock credit account is equivalent shall be decreased in the same proportion as the outstanding number of shares of Common Stock is decreased. In the event the Company shall at any time be consolidated with or merged into any other corporation and holders of the Company's Common Stock receive common shares of the resulting or surviving corporation, there shall be credited to each Participant's stock credit account, in place of the shares then credited thereto, a stock equivalent determined by multiplying the number of common shares of stock given in exchange for a share of Common Stock upon such consolidation or merger, by the number of shares of Common Stock to which the Participant's account is then equivalent. If in such a consolidation or merger, holders of the Company's Common Stock shall receive any consideration other than common shares of the resulting or surviving corporation, the Plan Administrator, in its sole discretion, shall determine the appropriate change in Participants' accounts.


    3.5 INSTALLMENT AMOUNT. In the event a Participant has elected to receive distribution of his or her accounts in more than one installment, the amount of each installment shall be determined by multiplying the current balance (denominated in cash units for the portion elected to be deferred as cash credits and denominated in stock units for the portion elected to be deferred in stock credits) in the accounts as determined under Section 3.2, by a fraction, the numerator of which is one, and the denominator of which is the number of installments yet to be paid.


    3.6 DISTRIBUTION UPON DEATH. In the event of the death of a Participant, whether before or after ceasing to serve as a Director, any cash credit account and stock credit account to which he or she was entitled, shall be converted to cash and distributed in a lump sum to such person or persons or the survivors thereof, including corporations, unincorporated associations or trusts, as the Participant may have designated. All such designations shall be made in writing signed by the Participant and delivered to the Plan Administrator. A Participant may from

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time to time revoke or change any such designation by written notice to the Plan
Administrator. If there is no unrevoked designation on file with the Plan Administrator at the time of the Participant's death, or if the person or persons designated therein shall have all predeceased the Participant or otherwise ceased to exist, such distributions shall be made in accordance with the Participant's will or in the absence of a will, to the administrator of the Participant's estate. Any distribution under this Section 3.6 shall be made as soon as practicable following the end of the fiscal quarter in which the Plan Administrator is notified of the Participant's death. In this case, a Participant's stock credit account shall be converted to cash by multiplying the number of whole and fractional shares of Common Stock to which the Participant's stock credit account is equivalent by the average of the Closing Price of Common Stock on each business day during the last month of the calendar quarter prior to the date of death.

    3.7 WITHHOLDING TAXES. The Company shall deduct from all distributions under the Plan any taxes required to be withheld by federal, state, or local governments.



                                      ARTICLE IV


    4.1 PLAN ADMINISTRATOR. The Plan Administrator shall have full power and authority to administer the Plan including the power to promulgate forms to be used with regard to the Plan, the power to promulgate rules of Plan administration, the power to settle any disputes as to rights or benefits arising from the Plan, and the power to make such decisions or take such action as the Plan Administrator, in its sole discretion, deems necessary or advisable to aid in the proper maintenance of the Plan.



                                      ARTICLE V


    5.1 FUNDING. No promise hereunder shall be secured by any specific assets of the Company, nor shall any assets of the Company be designated as attributable or allocated to the satisfaction of such promises.



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                                      ARTICLE VI


    6.1 NON-ALIENATION OF BENEFITS. No benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.



                                     ARTICLE VII


    7.1 DELEGATION OF ADMINISTRATIVE DUTIES. Administrative duties imposed by this Plan may be delegated by the Plan Administrator or the individual charged with such duties.

    7.2 GOVERNING LAW. This Plan shall be governed by the laws of the State of Delaware.

    7.3 AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Plan Administrator at any time may terminate and in any respect, amend or modify the Plan.


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